EXHIBIT 99.1
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NEWS RELEASE
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FOR IMMEDIATE RELEASE
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CONTACTS:
Moosa E. Moosa                      Jane Miller
Chief Financial Officer             Corporate Relations Manager
(603) 595-7000                      (603) 594-8585 ext. 3346


                PRESSTEK TO ACQUIRE PRECISION LITHOGRAINING CORP.
  - Agreement Expands Growth Opportunities for Chemistry-free Plate Offerings -

HUDSON, NH--JUNE 3, 2004--Presstek, Inc. (Nasdaq:PRST), a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions for the graphic arts and laser imaging markets, and Precision Lithograining Corporation ("Precision"), the manufacturer of the industry leading Anthem, Freedom and Aurora chemistry-free printing plates, today announced that the companies have signed an agreement for Presstek to acquire Precision in a cash transaction valued at approximately $13 million. Subject to customary closing conditions, the acquisition is expected to be completed in the third quarter of 2004. The companies are planning to maintain their respective operations, with Precision operating as a wholly owned subsidiary of Presstek.

Located in South Hadley, Massachusetts, Precision Lithograining Corporation is one of the largest independent plate manufacturers in North America and Presstek's manufacturing partner for its Anthem and Freedom printing plates. Precision's plate product portfolio includes conventional and digital printing plates for both web and sheetfed printing applications.

Presstek's President and CEO Edward J. Marino said, "We are delighted to announce this agreement with one of our very successful long-term partners. Precision is an excellent company that has served Presstek and its growing customer base very well. We intend to build on that solid foundation."

Marino continued, "This acquisition is specifically designed to solidify Presstek's leadership in the growing processless plate market. The move is expected to provide Presstek with the capability to further grow its chemistry- and process-free market position by leveraging the strength of our Anthem family of plate products. Presstek's Anthem and Freedom plates, along with Precision's Aurora branded plate are the industry benchmarks for chemistry-free plate technologies, we believe that these products hold significant long-term growth potential for Presstek."

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"In addition," said Presstek's Chief Financial Officer Moosa E. Moosa,
"Precision has a strong conventional plate business with several well recognized business partners, graphic arts dealers and customers. The conventional business does not overlap with Presstek's digital businesses and so offers us a unique growth opportunity for our technology."

Precision's President Edward Klepacki, Jr. said, "Precision is very pleased to be able to join forces with Presstek. We believe Presstek's strong financial footing will allow Precision to expand the market for our full range of plate products. The combined companies will be able to offer printers a wide array of quality plate products."

Precision's Vice President Dwight Klepacki added, "Presstek has a strong tradition of innovation and technology development. We believe the combined forces of the two companies will allow us to create more and better products for our OEM partners and our growing customer base. We look forward to working with Presstek to realize this potential."

CONFERENCE CALL
Presstek will be hosting a conference call today at 11:00 a.m. (Eastern) to discuss the acquisition.

To participate in the call, dial (800) 884-5695, access code 78399798. To listen to a live web cast of the call, click on http://phx.corporate-ir.net/phoenix.z html?c=72101&p=IROL-eventDetails&EventId=901131 or visit the Events Calendar in the Investor section of Presstek's website, www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until June 9, 2004. You may also listen to a telephone replay of the call from 1:00 p.m. on June 3, 2004 until June 9, 2004, by dialing (888) 286-8010, access code 28808264.

Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI(R), CTP and plate products provide a streamlined workflow and eliminate photographic darkrooms, film and toxic processing chemicals, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for shorter print runs and faster turnaround while providing improved profit margins. The Company's subsidiary, Lasertel, Inc., supplies Presstek and external customers with the valuable laser diodes necessary for laser imaging applications. For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

Precision Lithograining Corporation is a manufacturer of high quality plate products at competitive pricing. Precision provides its customers with excellent value and service. Its extensive product lines include conventional and digital printing plates for both web and sheetfed applications. Precision's products, including the new Aurora Ultra(R) processless thermal printing plate, are represented throughout the Americas, Europe, Asia and the Middle East through its dealer-partners under various private-label and Precision-branded technologies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding

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the expected effects and benefits of the Company's acquisition, the expected effects and benefits of the combination of the two companies, the anticipated growth in the Precision customer base and processless plate market, generally and for Presstek and Precision products in particular, the expected performance of, or the companies' ability to develop, new or enhanced products, the companies' expectations regarding the sale of products in general, the market acceptance of the companies' products and/or technology, the ability of the companies' to achieve their stated objectives, the strength of the companies' relationships with their partners (both on manufacturing and distribution), and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, negative reactions to the proposed acquisition from customers and partners, the ability to achieve the intended benefit of the proposed acquisition, the ability to successfully integrate the two companies, the ability of Presstek to maintain its financing, the ability of Presstek to meet its stated financial objectives, including its ability to manage the acquisition in an accretive manner within the first year, the companies' dependency on their strategic partners (both on manufacturing and distribution), the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, manufacturing constraints or difficulties, the impact of general market factors in the print industry generally and the economy as a whole, market acceptance of and demand for the Company's products and resulting revenues and other risks detailed in the Company's Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead", "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.

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